Putnam Equity Income Fund   Period ending 5/31/16

1.	Sub Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule
A amended as of March 24, 2016   Incorporated by reference to
Post Effective Amendment No. 57 to the Registrants Registration
Statement filed on March 28, 2016.